EXHIBIT B

      3.2 Certificate of Amendment of Certificate of Incorporation (change name to Vertical Computer Systems, Inc.)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            XENOGEN TECHNOLOGY, INC.

                           (Pursuant to Section 242 of
                      the Delaware General Corporation Law)

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      The undersigned. Jehu Hand, being the President and Secretary of Xenogen
Technology, Inc. (the "Corporation") doe; hereby certify that:

1. The Certificate of Incorporation is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware to change the name of the Corporation by striking Article FIRST in its entirety and replacing therefor:

"FIRST: The name of the Corporation is Vertical Computer Systems, Inc."

2. The Certificate of Incorporation is hereby amended pursuant to Section 242(a) of the General Corporation Law of the Scare of Delaware to add thereto the following as Article TWELVETH:

      "TWELVETH: The Corporation expressly elects nor to be subject to Section 203 of the Delaware General Corporation Law."

3. The foregoing Amendment to the Certificate of Incorporation were first authorized by the Board of Directors and subsequently duly adopted by the sole stockholder holding all of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the Scare of Delaware.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 6th day of April, 1992 and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Certificate of Amendment are true and correct and are of our own knowledge.


                                          --------------------------------------
                                          Jehu Hand
                                          President


                                          --------------------------------------
                                          Jehu Hand
                                          Secretary